Exhibit 77 to Neuberger Berman Income Funds Form N-SAR October 31, 2016

File Number: 811-03802
CIK Number: 0000723620

Sub-Item 77D: Policies with Respect to Securities Investments

The prospectus for Neuberger Berman Short Duration Bond Fund was amended to add futures contracts to the Fund's principal investment strategy.